UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 31, 2005
(Date of earliest event reported) February 24, 2005

McAFEE, INC.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction	001-31216	(I.R.S. Employer Identification No.)
of incorporation)

3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)

(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

      On February 24, 2005, McAfee, Inc. (the “Registrant”) filed a report on Form 8-K to furnish with the Securities and Exchange Commission under Item 2.02 its press release with respect to its fourth quarter and full year 2004 results. Attached thereto were the Non-GAAP to GAAP reconciliations required under Regulation G of the Exchange Act of 1934, as amended.

      This report is being filed to furnish the information under Exhibit 99.1 to correct the financial information in respect of the quarter and full year ended December 31, 2004 previously furnished on February 24, 2005. The information attached hereto as Exhibit 99.1 is hereby furnished and not filed. This information is also being posted by the Registrant on its web site at www.mcafee.com.

      Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant whether made before or after the date hereof, regardless of any general incorporation language in such filing

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Condensed Consolidated Balance Sheets as of December 31, 2004 and 2003;

Condensed Consolidated Statements of Income for the three and twelve months ended December 31, 2004 and 2003;

Pro Forma Condensed Consolidated Statements of Income for the three and twelve months ended December 31, 2004 and 2003;

Reconciliation of Pro Forma Condensed Consolidated Statements of Income to the Condensed Consolidated Statements of Income for the three and twelve months ended December 31, 2004 and 2003; and

Revenue by Product Family.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: March 31, 2005	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Financial Officer

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